Exhibit 4.27

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of October 1, 2018, among Tenneco Inc., a Delaware corporation (“Tenneco”), the new guarantors set forth on Schedule I hereto (the “Additional Guarantors”), the existing guarantors set forth on Schedule II hereto (the “Existing Guarantors” and with the Additional Guarantors, the “Guarantors”), Federal-Mogul Financing Corporation, a Delaware corporation (“Finco”) and The Bank of New York Mellon, London Branch, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Federal-Mogul LLC (“Federal-Mogul”), Finco, the Guarantors party thereto, the Trustee, The Bank of New York Mellon, London Branch, as paying agent and The Bank of New York Mellon SA/NV, Luxembourg Branch (formerly, The Bank of New York Mellon (Luxembourg) S.A.), as registrar, previously executed the delivered an indenture, dated as of June 29, 2017 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s debt securities and establishing the form and terms of the 5.000% Senior Secured Notes due 2024 of Federal-Mogul and Finco, as Issuers (collectively, the “Notes”);

WHEREAS, Federal-Mogul, Finco, the Trustee and Bank of America, N.A. and Citibank, N.A. as co-collateral trustees previously executed and delivered a first supplemental indenture, dated as of April 4, 2018 (the “First Supplemental Indenture”), amending the terms of the Notes;

WHEREAS, Federal-Mogul, Finco, the Trustee and the Guarantors party thereto previously executed and delivered a second supplemental indenture, dated as of June 29, 2018 (the “Second Supplemental Indenture”);

WHEREAS, Federal-Mogul, Finco, the Trustee and the Guarantors party thereto previously executed and delivered a third supplemental indenture (the “Third Supplemental Indenture” and the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”), dated as of September 18, 2018;

WHEREAS, Federal-Mogul entered into that certain Membership Interest Purchase Agreement, dated as of April 10, 2018, with Tenneco, Federal-Mogul, American Entertainment Properties Corp. and Icahn Enterprises L.P., pursuant to which, on the date hereof, Tenneco will acquire all of the outstanding membership interests of Federal-Mogul and immediately thereafter Federal-Mogul shall merge with and into Tenneco, with Tenneco being the surviving entity (the “Acquisition and Merger”);

WHEREAS, Section 5.01 of the Indenture requires that upon consummation of the Acquisition and Merger, Tenneco shall expressly assume all of the obligations of Federal-Mogul under the Notes, the Indenture and the Security Documents pursuant to a supplemental indenture;

WHEREAS, the Existing Guarantors are not parties to the Acquisition and Merger, and, as a result, upon consummation of the Acquisition and Merger, Section 5.01 of the Indenture will require each Existing Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each Existing Guarantor shall confirm that its Guarantee under the Indenture shall apply to Tenneco’s obligations under the Indenture and the Notes;

WHEREAS, upon consummation of the Acquisition and Merger, the Additional Guarantors will guarantee certain Indebtedness of Tenneco and, as a result, Sections 4.11 and 10.07 of the Indenture will require each Additional Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which each Additional Guarantor shall become a Guarantor under Article 10 and shall guarantee the Guaranteed Obligations;

WHEREAS, pursuant to Section 9.01(iii) and (viii) of the Indenture, the Issuers, the Guarantors and the Trustee are authorized to execute and deliver this Fourth Supplemental Indenture, without the consent of any Holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     Defined Terms. As used in this Fourth Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular section hereof.

2.    Assumption of Obligations. Tenneco hereby assumes all of the obligations of Federal-Mogul under the Notes, the Indenture and the Security Documents, such that from and after the date hereof, Tenneco shall be deemed to be “the Company” and, together with Finco, “the Issuers” under the Notes and the Indenture.

3.     Confirmation of Existing Guarantors. Each of the Existing Guarantors hereby confirms that its Guarantee under the Indenture shall apply to Tenneco’s obligations under the Indenture and the Notes.

4.    Guarantee of Additional Guarantors. The Additional Guarantors hereby, jointly and severally with all Existing Guarantors, irrevocably and unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 10 of the Indenture, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

5.     Releases. A Guarantee as to any Additional Guarantor shall terminate and be of no further force or effect and such Additional Guarantor shall be deemed to be released from all obligations as provided in Section 10.03 of the Indenture.

6.    Notices. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 13.01 of the Indenture as follows:

Tenneco Inc.

500 North Field Drive

Lake Forest, Illinois 60045

Attention: Chief Financial Officer

Facsimile: (847) 482-5180

and a copy to:

General Counsel

Tenneco Inc.

500 North Field Drive

Lake Forest, Illinois 60045

Facsimile: (713) 235-9213

7.     Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

8.     No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, agent or holder of any Equity Interests in the Issuers or of the Guarantors or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuers and the Guarantors under the Notes, the Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

9.     Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.     Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture.

11.     Multiple Originals. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Fourth Supplemental Indenture. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or email (in PDF format or otherwise) shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or email (in PDF format or otherwise) shall be deemed to be their original signatures for all purposes.

12.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

13.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which recitals and statements are made solely by the Guarantors.

14.    Successors. All agreements of Tenneco and the Guarantors in this Fourth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

TENNECO INC., as Issuer and the Company

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

FEDERAL MOGUL FINANCING CORPORATION, as Issuer

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	Assistant Treasurer

TENNECO AUTOMOTIVE OPERATING COMPANY INC., as Additional Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

THE PULLMAN COMPANY, as Additional Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

CLEVITE INDUSTRIES INC., as Additional Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

[Signature page to Fourth Supplemental Indenture]

TENNECO GLOBAL HOLDINGS INC, as Additional Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

TMC TEXAS INC, as Additional Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

TENNECO INTERNATIONAL HOLDING CORP., as Additional Guarantor

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

FEDERAL-MOGUL MOTORPARTS LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	Vice President Treasury

FEDERAL-MOGUL POWERTRAIN LLC, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL PISTON RINGS, LLC, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

[Signature page to Fourth Supplemental Indenture]

FEDERAL-MOGUL POWERTRAIN IP, LLC, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL IGNITION LLC, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FELT PRODUCTS MFG CO. LLC, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL VALVE TRAIN INTERNATIONAL, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL SEVIERVILLE, LLC, as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

MUZZY-LYON AUTO PARTS LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

[Signature page to Fourth Supplemental Indenture]

FEDERAL-MOGUL CHASSIS LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

FEDERAL-MOGUL FILTRATION LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

FEDERAL-MOGUL WORLD WIDE LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

CARTER AUTOMOTIVE COMPANY LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

BECK ARNLEY HOLDINGS LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

F-M MOTORPARTS TSC LLC, as Existing Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

[Signature page to Fourth Supplemental Indenture]

F-M TSC REAL ESTATE HOLDINGS LLC, as Existing Guarantor

By:	/s/ Michael Proud
Name:	Michael Proud
Title:	President

FEDERAL-MOGUL PRODUCTS US LLC as Existing Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

[Signature page to Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Marco Thuo
Name:	Marco Thuo
Title:	Vice President

[Signature page to Fourth Supplemental Indenture]

SCHEDULE I

Additional Guarantors

1. Tenneco Automotive Operating Company Inc. 2. Tenneco International Holding Corp. 3. The Pullman Company 4. Tenneco Global Holdings Inc. 5. Clevite Industries Inc. 6. TMC Texas Inc.

SCHEDULE II

Existing Guarantors

1.	Carter Automotive Company LLC

2.	Federal-Mogul World Wide LLC

3.	Felt Products MFG. CO. LLC

4.	Muzzy-Lyon Auto Parts LLC

5.	Federal-Mogul Powertrain LLC

6.	Federal-Mogul Powertrain IP, LLC

7.	Federal-Mogul Piston Rings, LLC

8.	Federal-Mogul Ignition LLC

9.	Federal-Mogul Motorparts LLC

10.	Federal-Mogul Chassis LLC

11.	F-M Motorparts TSC LLC

12.	F-M TSC Real Estate Holdings LLC

13.	Federal-Mogul Valve Train International LLC

14.	Federal-Mogul Sevierville, LLC

15.	Beck Arnley Holdings LLC

16.	Federal-Mogul Filtration LLC

17.	Federal-Mogul Products US LLC